GUARANTY AND SECURITY AGREEMENT

Dated as of November 3, 2011

among

SIGNAL GENETICS, LLC,
MYELOMA HEALTH LLC,
RESPIRA HEALTH LLC
and
CC HEALTH LLC,

as the Borrowers,

and

Each Other Grantor
From Time to Time Party Hereto

and

LEBOW ALPHA LLLP,
as Lender

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ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

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THIS GUARANTY AND SECURITY AGREEMENT, dated as of November 3, 2011, between SIGNAL GENETICS LLC, a Delaware limited liability company (“Signal”), MYELOMA HEALTH LLC, a Delaware limited liability company (“Myeloma Health”), RESPIRA HEALTH LLC, a Delaware limited liability company (“Respira”) and CC HEALTH LLC, a Delaware limited liability company (“CC Health”) (collectively, the “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.5 (together with the Borrowers, the “Grantors”), in favor of LEBOW ALPHA LLLP, a Delaware limited liability limited partnership, as Lender (the “Lender”).

WITNESSETH:

WHEREAS, pursuant to the Secured Promissory Demand Note dated as of November 3, 2011 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) among the Borrowers and Lender, Lender has agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed to guaranty the Obligations of each Borrower and will derive substantial direct and indirect benefits from the extensions of credit under the Note; and

WHEREAS, it is a condition precedent to the obligation of Lender to make extensions of credit to the Borrowers under the Note that the Grantors shall have executed and delivered this Agreement to Lender;

NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Note and to induce Lender to make extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with Lender as follows:

Article I

DEFINED TERMS

Section 1.1           Definitions.  (a) Capitalized terms used herein without definition are used as defined in the Note.

(b)         (The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)         The following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, as applicable.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.

“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof , (b) commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (c) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements or bankers’ acceptances issued or accepted by any U.S. commercial bank or any branch or agency of a non-U.S. bank license to conduct business in the U.S. that having combined capital and surplus in excess of $250,000,000 and (d) shares of any United States money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b) or (c) above; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Collateral” has the meaning specified in Section 3.1.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, Lender and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to Lender and in any event providing to Lender “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means each Borrower and each other Person (i) which executes a guaranty of the Secured Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Secured Obligations and (iii) all of the Stock of which is pledged to Lender.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary, which, is not required to guaranty the Obligations. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) any Excluded Accounts, (ii) Excluded Equity, (iii) any permit, lease or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, lease, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or that contains terms that state that the granting of a lien therein would otherwise result in a material loss by any Grantor of any material rights therein, (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon or (C) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or Contractual Obligation, but only, with respect to the prohibition or legally enforceable right to terminate in (A), (B) and (C), to the extent, and for as long as, such prohibition or legally enforceable right to terminate is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iv) Property owned by any Grantor that is subject to a purchase money Lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such Property, (v) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office) (each such Trademark an “Intent-To-Use Trademark”), and (vi) any Intellectual Property owned or licensed by the Grantors if the grant of a security interest in such Intellectual Property would result in the cancellation or voiding of such Intellectual Property or license rights; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor, including each Borrower with respect to the obligations of each other Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisional applications, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease.

“Obligations” means the Loans, and other indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to Lender or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness (other than checks issued or received in the Ordinary Course of Business) owed to such Grantor or other obligations and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Secured Obligations” means all Loans, and other indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Grantor to any Lender, or any other Person who is required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing, but excluding any off-the-shelf or “shrink wrap” software.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2           Certain Other Terms.

(a)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)         Other Interpretive Provisions.

(i)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)         The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)        Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv)        Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)         Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi)        Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Article II

GUARANTY

Section 2.1          Guaranty. To induce Lender to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Secured Obligations of each Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2           Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3           Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations and Holdings) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4           Authorization; Other Agreements. Lender is hereby authorized, without notice to or demand upon any Guarantor, except to the extent notice is required to be provided hereunder or in any other Loan Document and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following to the extent permitted by applicable law:

(a)         modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)         apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in and in accordance with the Loan Documents;

(c)         refund at any time any payment received by Lender in respect of any Guaranteed Obligation;

(d)         (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with a Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, in each case, in accordance with the Loan Documents; and

(e)         settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5           Guaranty Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert any defense (other than defense of payment of the Guaranteed Obligations to the extent of such payment), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Lender):

(a)         the invalidity or unenforceability of any obligation of a Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)         the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from a Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)         the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)         any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against a Borrower, any other Guarantor or any of a Borrower’s other subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)         any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by Lender to proceed separately against any Collateral in accordance with Lender’s rights under any applicable Requirement of Law; or

(f)         any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of a Borrower, any other Guarantor or any other Subsidiary of a Borrower, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6           Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than defense of payment of the Guaranteed Obligations to the extent of such payment), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following, to the extent permitted by applicable law, and in each case except as otherwise provided under this Agreement and the other Loan Documents: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of a Borrower or any other Guarantor. Until payment in full in cash of the Guaranteed Obligations, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against a Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7           Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that Lender shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Article III

GRANT OF SECURITY INTEREST

Section 3.1           Collateral. For the purposes of this Agreement, all of the personal and real property of a Grantor now owned or existing or at any time hereafter acquired or arising or in which a Grantor now has or at any time in the future may acquire any right, title or interests, including, without limitation, all of the following, is collectively referred to as the “Collateral”:

(a)         all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b)         the commercial tort claims described on Schedule 1 and on any supplement thereto received by Lender pursuant to Section 5.8;

(c)         all books and records pertaining to the other property described in this Section 3.1;

(d)         all personal property of such Grantor held by Lender including all such property of every description, in the custody of or in transit to Lender for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)         all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)         to the extent not otherwise included above, all products and proceeds of the foregoing.

Section 3.2           Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Lender, and grants to Lender a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Article IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Note, each Grantor hereby represents and warrants each of the following to Lender:

Section 4.1           Title; No Other Liens. Except for the Lien granted to Lender pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2           Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a first, valid and continuing perfected security interest under United States law in favor of Lender in all Collateral. Except as set forth in this Section 4.2 or unless waived in writing by Lender, all actions by each Grantor reasonably necessary to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3           Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3.

Section 4.4           Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5           Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5 (as updated by Grantors from time to time), (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or by equitable principles relating to enforceability.

(b)         As of the date of this Agreement, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates have been delivered to Lender or its designees.

(c)         Upon the occurrence and during the continuance of an Event of Default, upon not less than one (1) Business Day prior written notice, Lender shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6           Reserved.

Section 4.7           Intellectual Property. Schedule 6 sets forth, as of the date of this Agreement, a true and complete list of the following Intellectual Property such Grantor owns: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) material Software, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed with respect to the foregoing clause (i) , (4) as applicable, the registration or application number and registration or application date with respect to the foregoing clause (i) and (5) any IP Licenses (including franchises) granted by the Grantor with respect thereto to which such Grantor is a party (other than licenses of commercially available software) or granted to the Grantor by any third party.

Section 4.8           Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9           Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Article V

COVENANTS

Each Grantor agrees with Lender to the following, as long as any Obligation remains outstanding:

Section 5.1           Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)         Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent and subject to the terms and limitations set forth herein, having at least the priority described in Section 4.2 and shall use commercially reasonable efforts to defend such security interest and such priority against the claims and demands of all Persons.

(b)         Such Grantor shall furnish to Lender, upon Lender’s reasonable written request, from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Lender may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to Lender.

(c)         Upon the written request of Lender, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Lender may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Contractual Obligation, including any IP License, constituting Collateral, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

Section 5.2           Changes in Locations, Name, Etc. Except upon 10 days’ prior written notice to Lender (or such shorter period as Lender may agree in writing) and delivery to Lender of (a) all documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)          permit any inventory or equipment to be kept at a location other than as otherwise provided in Section 4.4;

(ii)         change its location from the chief executive office or sole place of business referred to in Section 4.3; or

(iii)        change its organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3           Pledged Collateral.

(a)         Delivery of Pledged Collateral. Subject to the limitations set forth herein and the other Loan Documents, such Grantor shall (i) deliver to Lender in suitable form for transfer and in form and substance reasonably satisfactory to Lender, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property (other than checks received in the Ordinary Course of Business and promptly deposited for collection) and (ii) maintain all other Pledged Investment Property having an aggregate value in excess of $250,000 in a Controlled Securities Account.

(b)         Event of Default. During the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and upon not less than one (1) Business Day prior written notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)         Cash Distributions with respect to Pledged Collateral. Except as provided in Article V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)         Voting Rights. Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral.

Section 5.4           Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.

Section 5.5           Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument (other than checks received in the Ordinary Course of Business and promptly deposited for collection) or tangible chattel paper, such Grantor shall, at the reasonable written request of Lender, mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of______________ as Lender” and, at the reasonable request of the Lender, shall promptly deliver such instrument or tangible chattel paper to Lender (as applicable), duly indorsed in a manner reasonably satisfactory to Lender.

(b)         Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property which is Collateral under this Agreement to any Person other than Lender.

(c)         If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $250,000, such Grantor shall promptly, notify the Lender thereof and enter into a Contractual Obligation with Lender, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Lender and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Lender.

(d)         If any amount in excess of $250,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall provide Lender with prompt written notice thereof and shall, upon the written request of Lender, take all steps reasonably necessary to grant Lender control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.6          Intellectual Property.

(a)         Subject to the limitations set forth herein and the other Loan Documents, no later than forty-five (45) days (or such longer period as Lender may agree) after the end of any fiscal quarter of Borrowers wherein any Grantor acquires any new or additional registrations (or applications for registrations) of Intellectual Property, such Grantor shall provide Lender notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.6 and other documents that Lender reasonably requests with respect thereto.

(b)         Such Grantor shall execute and deliver to Lender in form and substance reasonably acceptable to Lender and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks and Patents of such Grantor.

Section 5.7           Notices. Such Grantor shall promptly notify Lender in writing of its acquisition of any interest hereafter in personal property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8           Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim in an amount exceeding $250,000 in the aggregate, (i) such Grantor shall, promptly upon such acquisition, deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary or appropriate for the Agent to obtain, on behalf of Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9           Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $1,000,000. Lender shall not give a notice for the exercise of exclusive control under any Control Agreement unless an Event of Default has occurred and is continuing.

Article VI

REMEDIAL PROVISIONS

Section 6.1           Code and Other Remedies.

(a)         UCC Remedies. During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)         Disposition of Collateral. Without limiting the generality of the foregoing, Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices required to be provided hereunder) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Lender’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)         Application of Proceeds. Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, to the payment in whole or in part of the Secured Obligations, as set forth in the Note, and only after such application and after the payment by Lender of any other amount required by any Requirement of Law, need Lender account for the surplus, if any, to any Grantor.

(d)         Direct Obligation. Lender shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Lender under the Note or any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(e)         IP Licenses. For the purpose of enabling Lender to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor, provided, that each such license shall only be exercisable upon the occurrence and during the continuance of an Event of Default and provided further that no such license shall be granted with respect to any Excluded Property.

(f)         Reversion of Rights. After any and all Events of Default have been waived in writing in accordance with the terms of the Note, all rights of each Grantor with respect to the Collateral granted or retained by such Grantor pursuant to this Agreement during any period when no Event of Default has occurred and is continuing shall automatically revert to such Grantor except as otherwise set forth in applicable Loan Documents.

Section 6.2           Accounts and Payments in Respect of General Intangibles.

(a)         If required by Lender at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender, in a Cash Collateral Account, subject to withdrawal by Lender as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)         At any time after the occurrence and during the continuance of an Event of Default:

(i)          Lender may, without notice, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any proceeds thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Lender’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Lender may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(ii)         at the reasonable written request of Lender, each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Lender to ensure any Internet Domain Name is registered.

Section 6.3           Pledged Collateral.

(a)         Voting Rights. During the continuance of an Event of Default, upon prior written notice by Lender to the relevant Grantor or Grantors and the registration thereof in the name of Lender or its designee, Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it; provided, however, that (i) Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and (ii) if such Event of Default has been waived in writing by Lender, any such voting, consent or corporate rights shall immediately revert to the Grantors except as otherwise set forth in the applicable Loan Documents.

(b)         Proxies. In order to permit Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, but in any event subject to the terms, provisions and limitations set forth herein, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof), other than notice required by Section 6.3(a) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted in accordance with the Note).

(c)         Authorization of Issuers. Subject to the limitations set forth in this Agreement or in any other Loan Document, each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Lender in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Lender.

Section 6.4           Proceeds to be Turned over to and Held by Lender. Unless otherwise expressly provided in the Note or this Agreement, upon written notice from Lender at any time after the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Lender in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Lender in cash or Cash Equivalents shall be held by Lender in a Cash Collateral Account. All proceeds being held by Lender in a Cash Collateral Account (or by such Grantor in trust for Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note.

Section 6.5           Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Lender to collect such deficiency.

Article VII

LENDER

Section 7.1           Lender’s Appointment as Attorney-in-Fact.

(a)         Subject to the terms, provisions, and limitations set forth herein and in the other Loan Documents, each Grantor hereby irrevocably constitutes and appoints Lender and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, effective upon the occurrence and during the continuance of an Event of Default and subject to any notice requirements herein or in any Loan Document and acceleration of the Obligations, as applicable, in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor (except as otherwise set forth herein or in any other Loan Document), subject to the terms hereof and the other Loan Documents, to do any of the following when an Event of Default shall be continuing:

(i)          in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property owned by or licensed to the Grantors (to the extent not constituting Excluded Property), execute, deliver and have recorded any document that Lender may request to evidence, effect, publicize or record Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Note (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 6.1, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)         (A) direct any party liable for any payment under any or as Lender shall direct, (B) ask for or demand, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors, to the extent not constituting Excluded Property, throughout the world on such terms and conditions and in such manner as Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes and do, at Lender’s option, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon any Collateral and the security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)         Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2           Authorization to File Financing Statements. Each Grantor authorizes Lender and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar meaning. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Lender to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3           Duty; Obligations and Liabilities.

(a)         Duty of Lender. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee.

(b)         Obligations and Liabilities with respect to Collateral. Lender and its Related Persons shall not be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.

Article VIII

MISCELLANEOUS

Section 8.1           Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Lender to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2           Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Lender may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.3           No Waiver by Course of Conduct. Lender shall not by any act (except by a written instrument pursuant to Section 8.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender would otherwise have on any future occasion.

Section 8.4           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except with the written agreement of Lender; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Lender and each Grantor directly affected thereby.

Section 8.5           Additional Grantors; Additional Pledged Collateral.

(a)         Joinder Agreements. If a Borrower forms or acquires a new Subsidiary, such Subsidiary shall become a Grantor hereunder, shall execute and deliver to Lender a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date of this Agreement.

(b)         Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Lender to attach each Pledge Amendment to this Agreement.

Section 8.6           Notices. All notices, requests and demands to or upon Lender or any Grantor hereunder shall be effected in the manner provided for in Section 13 of the Note.

Section 8.7           Successors and Assigns This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Lender and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 8.8           Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by email shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.9           Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.10         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

SIGNAL GENETICS LLC, a Delaware limited liability company, as Grantor

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

MYELOMA HEALTH LLC, a Delaware limited liability company, as Grantor

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

RESPIRA HEALTH LLC, a Delaware limited liability company, as Grantor

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

CC HEALTH LLC, a Delaware limited liability company, as Grantor

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

ACCEPTED AND AGREED
as of the date first above written:

LEBOW ALPHA LLLP,
a Delaware limited liability partnership, as Lender

By: LeBow Holdings, Inc. a Nevada Corporation

By:	/s/ Bennet S. LeBow
Name:	Bennett S. LeBow
Its:	President

Guaranty and Security Agreement

ANNEX 1
TO
SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of   ______ ___20 ___, is delivered pursuant to Section 8.5 of the Guaranty and Security Agreement, dated as of November 3, 2011, by SIGNAL GENETICS LLC (“Signal”), MYELOMA HEALTH LLC (“Myeloma Health”), RESPIRA HEALTH LLC (“Respira”) and CC HEALTH LLC (“CC Health”) (collectively, the “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.5 (together with the Borrowers, the “Grantors”), the undersigned Grantor and the other Affiliates of the Borrowers from time to time party thereto as Grantors in favor of in favor of LEBOW ALPHA LLLP, as Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2 and 4.5 of the Guaranty and Security Agreement is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) and as of the date hereof as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case, each shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such date).

[GRANTOR]
By:
Name:

Title:

1 To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED [STOCK]

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED

as of the date first above written:

LEBOW ALPHA LLLP, as Lender

a Delaware limited liability limited partnership, as Lender

By: LeBow Holdings, Inc., a Nevada Corporation

By:
Name:	Bennett S. LeBow
Its:	President

A1-3

ANNEX 2
TO
SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of______ ___20 ___, is delivered pursuant to Section 8.5 of the Security Agreement, dated as of November 3, 2011, by SIGNAL GENETICS LLC (“Signal”), MYELOMA HEALTH LLC (“Myeloma Health”), RESPIRA HEALTH LLC (“Respira”) and CC HEALTH LLC (“CC Health”) (collectively, the “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.5 (together with the Borrowers, the “Grantors”), the undersigned Grantor and the other Affiliates of the Borrowers from time to time party thereto as Grantors in favor of in favor of LEBOW ALPHA LLLP, as Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.5 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to Lender, and grants to Lender a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Guaranty and Security Agreement applicable to it is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as the date hereof as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case, each shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such date).

A2-1

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED

as of the date first above written:

[EACH GRANTOR PLEDGING

ADDITIONAL COLLATERAL]

By:
Name:
Title:

LEBOW ALPHA LLLP,

a Delaware limited liability limited partnership, as Lender

By: LeBow Holdings, Inc., a Nevada Corporation

By:
Name:	Bennett S. LeBow
Its:	President

By:
Name:
Its: Duly Authorized Signatory

A2-3

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _____ __, 20 __, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of LEBOW ALPHA LLLP (“LeBow Alpha”), as lender (in such capacity, together with its successors and permitted assigns, the “Lender”).

WITNESSETH:

WHEREAS, pursuant to the Secured Promissory Demand Note dated as of _____________ (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) among the Borrowers and Lender, Lender has agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Note) of each Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Note and to induce Lender to make extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with Lender as follows:

Section 1.          Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.          Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to Lender , and grants to Lender a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (to the extent not constituting Excluded Property) of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

 1 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A3-1

(a)         [all of its Copyrights, including, without limitation, those referred to on Schedule 1 hereto;

(b)         all renewals, reversions and extensions of the foregoing; and

(c)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)         [all of its Patents (to the extent not constituting Excluded Property), including, without limitation, those referred to on Schedule 1 hereto;

(d)         all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(e)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)         [all of its Trademarks (to the extent not constituting Excluded Property), including, without limitation, those referred to on Schedule 1 hereto;

(f)         all renewals and extensions of the foregoing;

(g)         all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(h)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.          Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Lender pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Lender with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the Guaranty and Security Agreement and this [Copyright] [Patent] [Trademark] Security Agreement, the terms of the Guaranty and Security Agreement shall control.

A3-2

Section 4.          Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and 113 Licenses subject to a security interest hereunder.

Section 5.          Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.          Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,
[GRANTOR]
as Grantor
By:
Name:
Title:

ACCEPTED AND AGREED

as of the date first above written:

LEBOW ALPHA LLLP,

a Delaware limited liability limited partnership, as Lender

By: LeBow Holdings, Inc., a Nevada Corporation

By:
Name:	Bennett S. LeBow
Its:	President

A3-4

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

SCHEDULES

to the

SECURITY AGREEMENT

Dated as of November 3, 2011

among

SIGNAL GENETICS LLC ,
MYELOMA HEALTH LLC,
RESPIRA HEALTH LLC
and
CC HEALTH LLC,
as the Borrowers,

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO
and

LEBOW ALPHA LLLP,
as Lender

Schedule 1

Commercial Tort Claims

None

Schedule 2

Filings

Lender’s filing of a UCC-1 financing statement with the filing office set forth next to each Grantor’s name below, naming such Grantor as debtor and Lender as a secured party and payment of all filing costs and fees associated therewith.

Grantor	Filing Office
Signal Genetics LLC	Delaware Secretary of State
Myeloma Health LLC	Delaware Secretary of State
Respira Health LLC	Delaware Secretary of State
CC Health LLC	Delaware Secretary of State

Schedule 3

Jurisdiction of Organizations; Chief Executive Office

Grantor	Jurisdiction of Organization	Organizational ID No.	Chief Executive Office
Signal Genetics LLC,	Dealware	4910486	667 Madison Avenue, 14th Floor, New York, NY 10065
Myeloma Health LLC,	Delaware	4775193	667 Madison Avenue, 14th Floor, New York, NY 10065
Respira Health LLC	Delaware	4931502	667 Madison Avenue, 14th Floor, New York, NY 10065
CC Health LLC	Delaware	4987727	667 Madison Avenue, 14th Floor, New York, NY 10065

Schedule 4

Locations of Inventory and Equipment

Grantor	Address
Signal Genetics	667 Madison Avenue, 14th Floor, New York, NY 10065
Myeloma Health LLC	667 Madison Avenue, 14th Floor, New York, NY 10065
Respira Health LLC	667 Madison Avenue, 14th Floor, New York, NY 10065
CC Health LLC	667 Madison Avenue, 14th Floor, New York, NY 10065

Schedule 5

Pledged Collateral

1.          Pledged Certificated Stock or Interests:

None.

2.          Pledged Debt Instruments:

None.

3.          Pledged Uncertificated Stock or Interests:

Issuer	Holder	Type of Entity	No. of Shares or Units	Percentages of Class of Shares or Units
Myeloma Health LLC	Signal Genetics LLC	LLC	60,000 Class A Units	100%
Myeloma Health LLC	Signal Genetics LLC	LLC	25,000 Class C Units	100%
Respira Health LLC	Signal Genetics LLC	LLC	10,000 Units	100%
CC Health LLC	Signal Genetics LLC	LLLC	10,000 Units	100%

Schedule 6

Intellectual Property

Trademarks

None

Patents

See Attached

Registered Copyrights

None

Internet Domain Names

None

Material Software

None

Licenses

License Agreement dated 4/1/2010 by and between the Board of Trustees of the University of Arkansas, acting for and on behalf of the University of Arkansas for Medical Sciences, and Myeloma Health LLC.

Sublicense Letter Agreement dated 6/28/2011 by and between DiagnoCure Inc. and CC Health LLC, and agreed and accepted by Targeted Diagnostics & Therapeutics, Inc., relating to that certain License Agreement dated 4/30/2007 by and between DiagnoCure Inc. and Targeted Diagnostics & Therapeutics, Inc.

MYELOMA HEALTH APPLICATIONS/PATENTS

(08128/11)

DOCKET # UAMS #	TITLE OF INVENTION	SERIAL NO.	FILING DATE	STATUS
D6138 I98-18	EVI27 gene Sequences and Protein Encoded Thereby	60/180,374	02/04/00	Abandoned Nonprovisional & PCT applications files 02/02/01
D6138 I98-18	EVI27 gene Sequences and Protein Encoded Thereby	09/778,971	02/02/01	Issued: 08/22/06 USN 7,094,886 2ND MF deadline 02/22/14
D6138PCT 195-18	Cloning and Characterization of a Murine and Human Gene That Encodes a Member of the Interleukin-17 Receptor Family	2001/03518	02/02/01	Abandoned No national stage applications filed
D6138/D I98-18	EVI27 gene Sequences and Protein Encoded Thereby	11/128,403	05/12/05	Issued: 04/13/10 USPN 7,696,150 1ST MF deadline is 10/13/13
D6432 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	60/348,238	11/07/01	Abandoned
D6432 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	60/355,386	02/08/02	Abandoned
D6432 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	60/403,075	8/13/02	Abandoned Nonprovisional & PCT Applications filed 11/07/01
D6432 2002-08	Diagnosis and Classification of Multiple Myeloma	10/289,746	11/07/02	Issued: 02/23/10 USPN 7,668,659 1ST MF deadline is 08/23/13

D6432PCT 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	2002/035724	11/07/02	Abandoned National stage entry in Canada, Mexico, Japan, Europe
D6432CAN 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	2,466,483	11/07/02	Abandoned
D6432EPO 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	02793889.3	11/07/02	Abandoned
D6432JAP 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	2003-553979	11/07/02	Abandoned
D6432MEX 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Expression Profiling	PA/A/2002/00 4378	11/07/02	Abandoned
D6432CIP 2002-08	Diagnosis and Classification of Multiple Myeloma	10/409,004	04/08/03	Issued 02/22/11 USPN 7,894,992 1ST MF deadline 08/22/14
D6432CIP2 2002-08	Diagnosis of Multiple Myeloma on Gene Expression Profiling	10/454,263	06/04/03	Issued 12/11/07 USPN 7,308,364 2ND MF deadline 06/11/15
D6432CIP2D 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Profiling	12/001,110	12/10/07	Abandoned (claims filed in 6432CIP3D2)
D6432CIP3D 2002-08	Diagnosis, Prognosis. Identification and Classification of Multiple Myeloma Based on Gene Expression Profiling	12/012,302	02/01/08	Issued: 07/19/11 USPN 7,983,850 1ST MF deadline 01/19/15
D6432CIP3D2 2002-08	Diagnosis, Prognosis Identification and Classification of Multiple Myeloma Based on Gene Expression Profiling	13/135,574	07/08/11	Awaiting first Office Action

D6432CIP3PCT 2002-08	Diagnosis and Prognosis of Multiple Myeloma Based on Gene Profiling	2005/031038	08/31/05	Abandoned
D6432CIP4 2002-08	Gene Expressional Profiling Based Identification of CKS1B as a Potential Therapeutic Target in Multiple Myeloma	11/110,209	04/20/05	Issued 05/03/11 USPN 7,935,697 1ST MF Deadline 11/03/14
D6432CIP5 2002-08	Gene Expression Profiling Based Identification of CKS1B as a Potential Therapeutic Target in Multiple Myeloma	12/587,383	10/06/06	Awaiting first Office Action
D6432CIP5PCT 2002-08	Diagnosis, Prognosis. Identification and Classification of Multiple Myeloma Based on Gene Expression Profiling	2010/002697	10/06/10	Thirty Month Deadline to Enter National Stage 04/06/12 ISRWO mailed 06/01/11 No opinion prepared, claims to method of treatment
D6557 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	60/573,669	05/21/04	Abandoned
D6557 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	60/606,319	09/01/04	Abandoned Nonprovisional & PCT applications filed 05/20/05
D6557 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	11/133,937	05/20/05	Request for Continued Examination filed 02/22/11
D6557PCT 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	2005/017731	05/20/05	Abandoned National stage entry in Canada, Europe
D6557CAN	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	2,567,350	05/20/05	Awaiting 1st Office Action Maintenance Fee due 05/20/12

D6557EPO	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	05780069.0	05/20/05	Response to Office Action filed 10/13/10 Maintenance Fee due 03/31/12
D6557CIP PCT 2001-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	2006/022303	06/08/06	Abandoned National stage entry in Canada, Europe
D6557CIP CAN 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	2,611,696	06/08/06	Examination Request filed 06/05/11 Maintenance Fee due 06/08/12
D6557CIP EPO 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	06772563.0	06/08/06	Myeloma Health discontinued prosecution
D6557CIP/D 2004-12	Use of Gene Expression Profiling to Predict Survival in Cancer Patient	12/799,874	05/04/10	Awaiting 1st Office Action
D6638 2005-24	Antineoplastic Activities of Ellipticine and Its Derivatives	60/702,944	07/27/05	Abandoned Nonprovisional & PCT application filed 07/27/06
D6638 2005-24	Antineoplastic Activities of Ellipticine and Its Derivatives	11/494,335	07/27/06	Abandoned
D6638PCT 2005-24	Antineoplastic Activities of Ellipticine and Its Derivatives	2006/29212	07/27/06	Abandoned
D6729 2007-01	Gene Expression Profiling Based Identification of Genomic Signatures of Multiple Myeloma and Uses Thereof	60/847,220	09/26/06	Abandoned Nonprovisional & PCT applications filed 09/26/06
D6729 2007-01	Gene Expression Profiling Based Identification of Genomic Signatures of Multiple Myeloma and Uses Thereof	11/904,151	09/26/07	Request for Continued Examination with Supplemental Response after Final filed 05/23/11

D6729PCT 2007-01	Gene Expression Profiling Based Identification of Genomic Signatures of Multiple Myeloma and	2007/020732	09/26/07	Abandoned No national stage applications filed
D6733 2007-06	TP53 Gene Expression and Uses Thereof	60/873,840	12/08/06	Abandoned Nonprovisional & PCT applications filed 12/07/07
D6733 2007-06	TP53 Gene Expression and Uses Thereof	11/999,766	12/07/07	Response to Office Action due 09/01/11 (3 MO DL)
D6733PCT 2007-06	TP53 Gene Expression and Uses Thereof	2007/025053	12/07/07	Abandoned No national stage applications filed
D6733CIP 2007-06	TP53 Gene Expression and Uses Thereof	12/587,156	10/02/09	Response to Final Office Action Due 09/23/11 (3 MO DL)
D6733CIP PCT 2007-06	TP53 Gene Expression and Uses Thereof	2010/002626	09/28/10	Abandoned No national stage applications filed
D6738 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	60/857,456	11/07/06	Abandoned Nonprovisional & PCT applications filed 11/07/07
D6738 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	11/983,113	11/07/07	Request for Continued Examination with Supplemental Response after Final filed 02/09/11
D6738PCT 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	2007/023404	11/07/07	Abandoned; National stage entry in Europe, Japan

D6738EPO 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	07861764.4	11/07/07	Response to Office Action filed 12/01/10 Maintenance Fee due 11/30/11
D6738JAP 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	Tokugan 2009-536276	11/07/07	Examination requested 11/05/10 Awaiting 1st Office Action
D6738CIP 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	12/148,985	04/28/08	Response to Final Office Action due 11/16/11 (3 MO DL)
D6738CIP PCT 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	2009/002552	04/24/09	Abandoned National stage entry in Australia, Canada, China, Europe, Japan Mexico
D6738CIP AUS 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	2009238613	04/24/09	Awaiting Notice to Request Examination Maintenance Fee due 04/24/14
D6738CIP CAN 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	2,722,316	04/24/09	Request for Examination deadline 04/24/14 Maintenance Fee due 04/24/12
D6738CIP CHI 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	20098012415 6.8	04/24/09	Examination Request & Voluntary Amendment filed 04/25/11 Awaiting 1st Office Action

D6738CIP EPO 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	07861764.4	04/24/09	Response to Office Action due 12/24/11 Maintenance Fee due 04/30/12
D6738CIP JAP 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	Tokugan 2011-506305	04/24/09	Request for Examination deadline 04/24/12
D6738CIP MEX 2007-24	Gene Expression Profiling Based Identification of Genomic Signatures of High-Risk Multiple Myeloma and Uses Thereof	MX/A/201001 1554	04/24/09	Awaiting 1st Office Action
D6741 2007-19	Overexpression of Wnt Ligands and Treatment of Lytic Bone Diseases	60/873,134	12/06/06	Abandoned Nonprovisional & PCT applications filed 12/04/07
D6741 2007-19	Overexpression of Wnt Ligands and Treatment of Lytic Bone Diseases	11/999,301	12/04/07	Response to Final Office Action due 09/28/11
D6741PCT 2007-19	Overexpression of Wnt Ligands and Treatment of Lytic Bone Diseases	07/024901	12/04/07	Abandoned No national stage applications filed
D6890 2009-08	Changes in the Expression of Proteosome Genes in Tumor Cells Following Short-Term Proteosome Inhibitor Therapy Predicts Survival in Multiple Myeloma Treated with Bortezomib-Containing Multi-Agent Chemotherapy	61/204,154	01/02/09	Abandoned PCT application (US designated) filed 01/04/10

D6890PCT 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	2010/000002	01/04/10	Abandoned National stage entry in Australia, Canada, Europe, Japan, Mexico, United States
D6890US 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	13/138,099	01/05/10	Awaiting Notification of Defects requiring signed declarations to be submitted
D6890AUS 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	Not assigned	01/04/10	Awaiting Notice to Request Examination Maintenance Fee due 01/04/15
D6890CAN 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	Not assigned	01/04/10	Request for Examination deadline 01/04/15 Maintenance Fee due 01/04/12
D6890CHI 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	Not assigned	01/04/10	Request for Examination deadline 01/04/12
D6890EPO 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	10726814.6	01/04/10	Response to amend claims to avoid additional fees due 02/09/12 Maintenance Fee due 01/31/12
D6890JAP 2009-08	Uses of Bortezomib in Predicting Survival in Multiple Myeloma Patients	Not assigned	01/04/10	Request for Examination deadline 01/04/13
D6942 2009-29	High IL6R and Myeloma Resistance to Thalidomide	61/278,878	10/13/09	Abandoned PCT application (US designated) filed 01/04/10
D6942PCT 2009-29	High IL6R and Myeloma Resistance to Thalidomide	2010/002734	10/13/10	Thirty Month Deadline to Enter National Stage 04/13/12 ISRWO mailed 06/28/11 No opinion prepared, claims to method of treatment

D6960	High-Risk Myeloma is Associated with Global Elevation of miRNAs and Overexpression of EIF2C2/AGO2	61/283,521	12/04/09	Abandoned PCT application (US designated) filed 12/03/10
D6960PCT 2010-07	Prognosis, Diagnosis and Identification of Multiple Myeloma Based on Global Gene Expression Profiling	2010/003089	12/03/10	Thirty Month Deadline to Enter National Stage 06/04/12 Awaiting ISRWO
D6983 2010-19	14 Gene Signature Distinguishes Ultra High Risk from Manageable GEP70 High Risk Diseases	61/396,917	06/04/10	Abandoned PCT application (US designated) filed 06/06/10
D6983PCT 2010-19	14 Gene Signature Distinguishes Between Multiple Myeloma Subtypes	2011/001020	06/06/11	Thirty Month Deadline to Enter National Stage 12/04/12 Awaiting ISRWO
D6991 2010-14	Glucocorticoid Receptor Expression in Multiple Myeloma Predicts Survival and Benefit from Thalidomide Treatment	61/400,781	08/02/10	Abandoned No conversion or foreign filing

Scope and duration of US patents
covering the PrevistageTM GCC colorectal cancer test

Family	Patents	To prevent competitors from:	Until	Note
023	US 6,060,037	Screening tissue or body fluid for presence of GCC protein or mRNA to confirm colorectal cancer has metastasized	2013-10-26
024	US 5,601,990 US 5,731,159 US 5,928,873 US 7,402,401 US 7,820,390	Confirming the presence of metastasized colorectal cancer cells in extraintestinal tissue (including lymph nodes) or body fluids by looking at expression of GCC protein (immunoassay) or detecting GCC mRNA (PCR), using or not negative and/or positive controls	2014-09-13
025	US 6,602,659	Using any combination of primers to confirm the presence of GCC mRNA through the use of PCR	2017-05-02
026	US 6,120,995 US 7,135,333 US 7,316,902	Determining the presence of metastasized colorectal cancer cells in extraintestinal tissue or body fluid through selective detection of mRNA or cDNA of CRCA-1 (GCC alternative transcript)	2017-08-07 2019-05-07 2018-06-10
044	US National entry filed on 2010-09-28 based on PCT/CA2010/000277)	Using GUSB as a reference gene to achieve greater sensitivity in GCC mRNA detection by RT-qPCR and deriving prognostic value from the quantification	2030-02-24

NOTE –          All patents, except those of the family 044 which are proprietary, belong to the Thomas Jefferson University and are sublicensed from Targeted Diagnostics and Therapeutics.

DISCLAIMER –          Scope of patents provided for informative purposes only. Skilled patent professionals should read and construe the claims in the context of patent descriptions to get a more precise understanding of their intended coverage.

CONFIDENTIAL